Exhibit 10.11

Execution Copy
ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (along with the exhibits and schedules hereto, this “Agreement”} is made as of November 6, 2015 by and among JAMM Technologies, Inc., a Delaware corporation (the “Purchaser”), Establishment Labs Holdings Inc., a British Virgin Islands company (the “Parent”), and Magna Equities I, LLC, a Delaware limited liability company (the “Holder”). Certain terms used in this Agreement shall have the meaning ascribed to them in Section 9 hereof.
RECITALS
WHEREAS, VeriTeQ Corporation, a Delaware corporation, and together with its subsidiaries (collectively, the “Company”), is engaged in the business of researching, developing, manufacturing and selling radio frequency identification technologies for implantable medical devices (the “Business”);
WHEREAS, the Holder owns or holds $1,873,281.60 in aggregate outstanding principal amount of secured notes issued by the Company (the “Secured Notes”), representing 100% of the Company’s aggregate outstanding principal amount of secured notes;
WHEREAS, as a result of the Company’s default under the Secured Notes and other applicable transaction documents, the Holder, as holder of the Secured Notes, initiated disposition proceedings against the Company’s assets pursuant to Security and Pledge Agreement dated as of November 13, 2013, as amended, made by the Company, VertiTeQ Acquisition Corporation and PositivelD Animal Health Corporation in favor of the Holder as successor Collateral Agent, and Section 9-609 of the Uniform Commercial Code of the State of New York and the State of Illinois (the “Disposition”), and pursuant to a public disposition at an auction under Section 9-610 of the Uniform Commercial Code of the State of New York and the State of Illinois (the “UCC’), the Holder acquired the Transferred Assets (the “Acquisition”);
WHEREAS, the Holder owns or has the right to use all of the Transferred Assets; and
WHEREAS, on the terms and subject to the conditions set forth herein, the Holder desires to sell, transfer and assign to the Purchaser, and the Purchaser desires to purchase, acquire and assume from the Holder, the Transferred Assets in accordance with the terms and conditions of this Agreement.
AGREEMENT
NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.    Transfer of Transferred Assets.
1.1    Transfer of Transferred Assets. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants set forth herein, at the Closing, the Holder agrees to sell or otherwise to convey, assign, transfer, deliver and set over to the Purchaser, and the Purchaser agrees to purchase, acquire and assume from the Holder, all of the Holder’s rights in, to and under all of the Transferred Assets, in each case free and clear of any Lien (other than Permitted Liens) or restrictions on transfer.
1.2    Method of Conveyance. The transfer and conveyance by the Holder of the Transferred Assets to the Purchaser in accordance with Section 1.1 shall be effected on the Closing Date at the Closing by the Holder’s execution and delivery to the Purchaser of instruments of transfer, including: (i) a bill of sale in form and content reasonably acceptable to the Purchaser (the “Bill of Sale”); and (ii) one or more assignments of the Proprietary Rights in form and content reasonably acceptable to the Purchaser (the “Proprietary Rights Assignment”).
1.3    Purchase Price. The aggregate purchase price for the Transferred Assets (the “Purchase Price”) shall be (a) cash in an amount equal to Three Hundred Thousand Dollars ($300,000.00) (the “Cash Purchase Price”), and (b) 130,354 shares of Class A Ordinary Shares (as defined below) (the “Consideration Shares”), which shares have the rights, privileges and preferences set forth in the memorandum and articles of association of the Parent (the “A/MA”). The Purchase Price shall be subject to increase or decrease pursuant to Section 8 hereof.
2.    Closing: General. The closing (the “Closing”) shall take place at the offices of McDermott Will & Emery LLP, located at 28 State Street, Boston, Massachusetts 02109, at 10:00 a.m. on November 5, 2015 (the “Closing Date”} or on such other date or at such other time or location as the Holder and the Purchaser shall mutually agree. On the Closing Date, the Holder will sell, transfer and assign to the Purchaser, and the Purchaser will purchase, acquire and assume from the Holder, the Transferred Assets.
3.    Representations and Warranties of the Holder.
For purposes of this Section 3, any reference to “Company” means the Company and, unless otherwise specified or reasonably apparent from the nature of the context in which such term is used, also means the Company’s Subsidiaries.
In order to induce the Purchaser and the Parent to enter into this Agreement and consummate the Transactions, the Holder hereby represents and warrants to the Purchaser and the Parent that, except as otherwise expressly disclosed on the corresponding Disclosure Schedule delivered to the Purchaser and the Parent and attached hereto (the “Disclosure Schedules”), the statements contained in this Section 3 are true, complete and correct.

3.1    Ownership of Secured Notes; Disposition: Acquisition of Transferred Assets.
(a)    Ownership of Secured Notes. The Holder is the sole record and beneficial owner of the Secured Notes, which represent 100% of the Company’s aggregate outstanding principal amount of secured notes (the “Secured Indebtedness”).
(b)    Right to Foreclose on Transferred Assets. The Holder filed UCC financing statements to perfect by filing the Holder’s security interests in the Transferred Assets. As a result of the Company’s default of its obligations to the Holder under the Secured Notes and applicable loan documents, the Holder delivered a notice of default to the Company on October 16, 2015. As a result of the Company’s default, the Holder had the right and was entitled to exercise rights and remedies against, and to dispose of, the Transferred Assets under applicable Law, its security agreement, and the other transaction documents, and acquired the Transferred Assets at a public disposition on November 4, 2015, which public disposition was in compliance with applicable Law.
(c)    Acquisition of Transferred Assets. Pursuant to the Acquisition, the Holder acquired the Transferred Assets in accordance with applicable Law. The Disposition and the Acquisition were conducted by the Holder in full compliance with the UCC and all applicable Law.
(d)    No Prohibition. To Holder’s Knowledge, as of the Closing Date, the Transactions are not prohibited by any Order, stay or injunction in any litigation, action by a Governmental Authority or other proceeding, including the “automatic stay” under 11 U.S.C. § 362 in any pending case under title 11 of the United States Code by or against the Company or the Holder.
(e)    UCC Searches. In connection with the Disposition and the Acquisition, the Holder performed UCC searches against the Company (the “UCC Searches”) in order to locate liens of creditors who may have had an interest in the Transferred Assets (the “Junior Creditors”).
(f)    Notice. The Holder took all actions necessary or desirable under the UCC to provide prompt notice of the Disposition and the Acquisition to necessary parties and to comply with all of the requirements under the UCC relating to the Disposition and the Acquisition. In connection therewith, the Holder has provided notice of the Disposition and Acquisition to the Junior Creditors, including Junior Creditors known to the Holder who have not filed financing statements regarding their liens, and other interested parties.
(g)    Threatened Litigation. To the Holder’s knowledge, no Person, other than the Holder in respect of the Secured Indebtedness, Stroock, Stroock & Lavan LLP, in respect of the Stroock Claim and the Internal Revenue Service in respect of the Tax Damages has given a written notice of default to the Company, the Company’s Subsidiaries, the Holder or the Holder’s Affiliates with respect to any Indebtedness or written notice of breach by the Company or any of its Subsidiaries of their contractual obligations to such Person. The Holder has furnished to Parent a list, which to the Holder’s Knowledge, is complete and correct, of the holders of the Company’s unsecured notes.
(h)    Financial Statements. The financial statements of Guarantor provided to the Purchaser’s counsel on November 4, 2015 are true, complete and correct in all material respects and present fairly the financial condition of the Guarantor as of the times and for the periods referred to therein.
3.2    Organization and Standing. The Holder is a limited liability company, duly formed and validly existing under the Laws of the State of Delaware, and has the requisite power and authority to conduct its business as presently conducted, to execute, deliver and perform its obligations under this Agreement, and to carry out the Transactions. The Holder is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the property owned or leased by it or the conduct of its business requires such qualification.
3.3    Authority for Agreement. The execution, delivery and performance by the Holder of this Agreement, and all other instruments and agreements to be executed by the Holder pursuant hereto, and the consummation by the Holder of the Transactions, have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Holder and constitutes the legal, valid and binding obligations of the Holder, enforceable against the Holder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, and the effect of rules of law governing the availability of equitable remedies. The execution and delivery by the Holder of this Agreement, and the performance by the Holder of the Transactions, (a) will not violate any Law, statute, rule or regulation applicable to the Holder and (b) will not conflict with or result in a breach of any term, condition or provision of, constitute a default under, give any third party the right to accelerate any obligation under, result in a violation of, or require any authorization, consent, approval or other action by or notice to any Governmental Authority pursuant to, the governing documents or any agreement to which the Holder is a party or by which it or any of its assets is bound, or any Order, applicable to the Holder or its assets, or, result in the creation or imposition of any Lien upon the Transferred Assets, or the suspension, revocation, impairment, forfeiture, or non-renewal of any material License applicable to the Holder, its business or operations, or any of the Transferred Assets.
3.4    Consents and Approvals. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Holder in connection with the consummation of the Transactions. No consent, approval or authorization of any non-governmental third party is required in order to consummate the Transactions or perform the related covenants and agreements contemplated hereby. The Holder has received all consents, approvals or authorizations which, if not received, would result in the termination of any contract or agreement listed (or required to be listed) on Schedule 3.4 or would permit a counterparty to terminate any such contract or agreement.
3.5    Litigation. With the exception of the Stroock Claim, (a) no Action is pending or,to the Holder’s Knowledge, threatened against the Holder or any of the officers, directors or employees of the Holder, which is related to the Transferred Assets or operations of the Holder, or the consummation of the transactions contemplated hereby, and (b) to the Holder’s Knowledge, no Action is pending or threatened against the Company or any of its Subsidiaries or any of their respective officers, directors or employees, which is related to the Transferred Assets or operations of the Company or any of its Subsidiaries, or the consummation of the transactions contemplated hereby. The Holder is not a party or subject to the provisions of any Order of any Governmental Authority. To the Holder’s Knowledge, neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any Order of any Governmental Authority that would adversely affect its ability to consummate the transactions contemplated hereby. Other than the Disposition, there is no Action by the Holder or any of its Affiliates currently pending or which the Holder or any of its Affiliates intends to initiate with respect to the Company, the Company’s Subsidiaries or the Business.
3.6    Assets and Properties. The Transferred Assets were acquired in the Disposition and the Acquisition on an as-is, where-is basis and are being purchased and sold hereunder on the same basis, free and clear of any Liens arising out of Holder’s ownership of the Transferred Assets and of any liabilities of Holder unrelated to the Business, the Transferred Assets or the transactions contemplated hereby. The Holder has good and marketable title to, or a valid leasehold or license to, all Transferred Assets free and clear of any Lien (other than Permitted Liens) or restrictions on transfer, and has the legal right to use all Transferred Assets. Upon completion of the Transactions, the Purchaser will acquire good title to all of the Transferred Assets, free and clear of any Liens (other than Permitted Liens).
3.7    [Intentionally Deleted]
3.8    Material Contracts and Obligations. To the Holder’s Knowledge, other than contracts between the Company or its Subsidiaries, on the one hand, and the Purchaser or its Affiliates, on the other hand, the Transferred Assets do not include any agreements or contracts.
3.9    Brokers or Agents. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon any agreement or understanding alleged to have been made by such person directly or indirectly with the Holder or, if applicable, any of the Holder’s officers, managers or employees, in connection with any of the Transactions.
3.10    Solvency. Immediately after giving effect to the Transactions, the Holder: (a) will not be engaged in any business or transaction for which it has unreasonably small assets or capital (within the meaning of the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and section 548 of the Federal Bankruptcy Code); and (b) will be able to pay its debts as they mature. No transfer of Transferred Assets is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of the Holder, the Company, the Company’s subsidiaries or any holders of equity or debt of the Company or any of the Company’s subsidiaries.

3.11    Purchase Entirely for Own Account. This Agreement is made with the Holder in reliance upon the Holder’s representation to the Purchaser and the Parent, which by the Holder’s execution of this Agreement, the Holder hereby confirms, that the Consideration Shares to be acquired by the Holder will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Consideration Shares. The Holder has not been formed for the specific purpose of acquiring the Consideration Shares. The Holder acknowledges that it is not relying upon any Person, other than the Parent and its officers and directors, in making its investment or decision to invest in the Parent.
3.12    Disclosure of Information. The Holder has had an opportunity to discuss the Parent’s business, management, financial affairs and the terms and conditions of the offering of the Consideration Shares with the Parent’s management and has had an opportunity to review the Parent’s facilities.
3.13    Restricted Securities. The Holder understands that the Consideration Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or jurisdiction, by reason of a specific exemption from the registration provisions of the Securities Act, or the securities laws of any state or jurisdiction, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Consideration Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Consideration Shares indefinitely unless they are registered with the Securities and Exchange Commission or another exchange and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Parent has no obligation to register or qualify the Consideration Shares for resale. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Consideration Shares, and on requirements relating to the Parent which are outside of the Holder’s control, and which the Parent is under no obligation and may not be able to satisfy.
3.14    No Public Market. The Holder understands that no public market now exists for the Consideration Shares, and that the Parent has made no assurances that a public market will ever exist for the Consideration Shares.
3.15    Accredited Investor. The Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
3.16    No General Solicitation. Neither the Holder, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Consideration Shares.
3.17    Risks. The Holder has reviewed and understands the risks of, and other considerations relating to, its acquisition of the Consideration Shares and investment in the Parent. The Holder, either individually or with its representative(s), has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of acquiring the Consideration Shares and investing in the Parent and to make an informed investment decision. The Holder has adequate means of providing for its current needs and possesses the financial resources to bear the risk of economic loss with respect to the Consideration Shares acquired and the investment in the Parent.
3.18    Information. In making its investment decision, the Holder has relied on no oral or written representations with respect to the Consideration Shares, the Parent, its business or prospects, or other matters, except as expressly set forth herein. The Holder confirms that neither the Parent, nor any of its officers, directors, shareholders, Affiliates or agents has made any representations or warranties concerning its investment in the Parent including, without limitation, any representations or warranties concerning the return he, she or it may receive on its investment in the Parent, or tax consequences that may arise in connection with its investment in the Parent. In making its decision to invest in the Parent, the Holder has relied upon independent investigations made by the Holder and by its professional advisors. The Holder and its advisors have been furnished any and all nonproprietary materials available to the Parent and have been afforded the opportunity to ask questions concerning the Parent, its proposed business and any other matters relating to the formation of the Parent, and the offer and sale of the Consideration Shares. The Holder has also been afforded the opportunity to obtain any additional nonproprietary information, to the extent the Parent possesses that information or can acquire it without unreasonable effort or expense, and has the right to furnish it to the Holder, necessary to verify the accuracy of any representation or information contained in this Agreement.
4.    Representations and Warranties of the Purchaser and the Parent. In order to induce the Holder to enter into this Agreement and consummate the Transactions, each of the Purchaser and the Parent hereby represents and warrants to the Holder that the statements contained in this Section 4 are true, complete and correct:
4.1    Organization and Authority. Each of the Purchaser and the Parent is an entity duly formed and validly existing under the Laws of the jurisdiction of its incorporation. Each of the Purchaser and the Parent has the requisite power and authority to enter into and to perform this Agreement and each of the other Transaction Documents in accordance with their respective terms. This Agreement and all other agreements to be executed by each of the Purchaser and the Parent pursuant to this Agreement and the other Transaction Documents to which it is party have been duly executed and delivered by the Purchaser or the Parent, as the case may be, and constitute valid and binding obligations of the Purchaser or the Parent, as the case may be, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally, the effect of rules of law governing the availability of equitable remedies. The execution and delivery by each of the Purchaser and the Parent of this Agreement, and the performance by each of the Purchaser and the Parent of the Transactions, will not violate any Law, statute, rule or regulation applicable to the Purchaser or the Parent, as the case may be.
4.2    Brokers or Agents. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon any agreement or understanding alleged to have been made by such person directly or indirectly with the Purchaser or the Parent or, if applicable, any of the officers, directors or employees of the Purchaser or the Parent, in connection with any of the Transactions.
5.    Representations and Warranties of the Parent. In order to induce the Holder to enter into this Agreement and consummate the Transactions, the Parent hereby represents and warrants to the Holder that the statements contained in this Section 5 are true, complete and correct:
5.1    Capitalization. As of immediately prior to the Closing, the authorized capital stock of the Parent will consist of (a) 4,940,143 Class A Ordinary Shares, $1.00 par value per share (the “Class A Ordinary Shares”), of which, immediately prior to the Closing, all of which shares were issued and outstanding, (b) 1,646,714 Class B Ordinary Shares, $1.00 par value per share, of which, immediately prior to the Closing, all of which shares were issued and outstanding, and (c) 7,364 Preferred Class Z Shares, $500.00 par value per share, of which, immediately prior to the Closing, none of which shares were issued and outstanding. Except as reflected in the capitalization table attached hereto on Schedule 5.1, no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase, acquire or receive any shares of capital stock or other equity interest of the Parent is authorized or outstanding, and the Parent has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any of its shares of capital stock any evidences of indebtedness or assets of the Parent.
5.2    Issuance of Shares. The issuance, sale and delivery of the Consideration Shares in accordance with this Agreement have been duly authorized by all necessary action on the part of the Parent. The Consideration Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable. Assuming the accuracy and completeness of the representations of the Holder hereunder, the Consideration Shares will have been offered and issued, as of the Closing Date, in compliance with applicable securities Laws and in compliance with the M &A. Upon consummation of the Transactions and the registration of the Consideration Shares in the name of the Holder in the stock records of the Parent, the Holder will own the Consideration Shares free and clear of all Liens, except as set forth in the M &A. The number of Consideration Shares issuable hereunder was determined based on a $5.37 per Consideration Share value, which represents a $40 million pre-money valuation based on the number of issued and outstanding shares of capital stock of the Parent, as well as shares reserved under the equity option plan of the Parent, each as of the date hereof.

5.3    Share Purchase Agreement Representations and Warranties. The representations and warranties (as modified by Disclosure Schedules (as defined in the Share Purchase Agreement)) set forth in Section 3 of that certain Share Purchase Agreement, dated as of August 28, 2015, by and among the Parent, CPH TU, LP, and Marmoniel LLC (the “Share Purchase Agreement”), were accurate in all material respects on August 28, 2015. Since August 28, 2015, there has been no Material Adverse Effect (as defined in the Share Purchase Agreement).
6.    Closing Deliveries.
6.1    Deliveries of the Holder. At the Closing, the Holder will deliver or cause to be delivered to the Purchaser:
(a)    Conveyance Documents. The Bill of Sale and the Proprietary Rights Assignment executed by the Holder, and such other deeds, bills of sale and other instruments of assignment as the Purchaser reasonably deems necessary in order to effect the sale of the Transferred Assets to the Purchaser.
(b)    Transfer Statement. A transfer statement pursuant to Section 9-619 of the UCC and any other documentation reflecting the Holder’s compliance with the UCC provisions relating to a public disposition of the Transferred Assets.
(c)    Certificates of Good Standing. A certificate as to the legal existence of the Holder issued by the Secretary of State of the State of Delaware.
(d)    Secretary’s Certificate. A certificate of the Secretary of the Holder certifying as to (i) the resolutions of the managers of the Holder, authorizing and approving all matters in connection with this Agreement and the Transactions, and (ii) signature specimens of the duly elected officers of the Holder authorized to execute and deliver this Agreement and the incumbency of each such officer.
(e)    FIRPTA Certificate. Affidavit of non-foreign status, in form and content reasonably acceptable to the Purchaser, for the Holder that complies with Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder.
(f)    Other Required Documents. All other documents required to be delivered by the Holder on or prior to the Closing pursuant to this Agreement.
6.2    Deliveries of the Purchaser and the Parent. At the Closing, the Purchaser or the Parent, as the case may be, will deliver or cause to be delivered:
(a)    Cash Purchase Price. By the Purchaser to the Holder, an amount of cash equal to the Cash Purchase Price, by wire transfer in immediately available funds to the account of the Holder that the Holder shall have designated at least twenty-four (24) hours prior to the Closing.

(b)    Consideration Shares. By the Parent to the Holder, a certificate or certificates representing the number of Consideration Shares, registered in the name of the Holder.
(c)    Other Required Documents. To the appropriate party, all other documents required to be delivered by the Purchaser or the Parent on or prior to the Closing pursuant to this Agreement.
7.    Covenants and Additional Agreements.
7.1    Tax Matters.
(a)    Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other similar taxes and fees (including any penalties and interest) incurred in connection with the purchase and sale of the Transferred Assets pursuant to this Agreement shall be borne and paid by the Holder, and the Holder shall file all necessary tax returns and other documentation with respect to all such taxes and fees. The Holder, the Purchaser and the Parent shall cooperate in good faith to minimize, to the fullest extent possible under such Laws, the amount of any such transfer tax payable in connection therewith.
(b)    Allocation of the Purchase Price. Within sixty (60) days after the Closing Date, the Purchaser and the Holder shall confer and agree as to an allocation of the Purchase Price among the Transferred Assets in accordance with Section 1060 of the Code and the Treasury regulations thereunder (and any similar provision of state, local or foreign Law, as appropriate) (the “Purchase Price Allocation”). The Purchaser, the Parent and the Holder and their respective Affiliates shall report, act and file tax returns (including IRS Form 8594) in all respects and for all purposes consistent with the Purchase Price Allocation, and the Purchaser, the Parent and the Holder shall not take any position (whether in audits, tax returns or otherwise) that is inconsistent with the Purchase Price Allocation as finally determined pursuant to this Section 7.1(b) unless required to do so by applicable Law
(c)    Bulk Transfer Laws. The Holder, the Purchase and the Parent waive compliance with all applicable bulk sale, transfer, and similar Laws.
7.2    Confidential Information. The Holder hereby covenants and agrees that, from and after the Closing Date, the Holder and its Affiliates shall keep confidential and not disclose to any other Person any confidential information that is proprietary in nature regarding the Business, the Company, the Purchaser or the Parent and existing as of the Closing Date, provided that (a) the Holder may disclose on a confidential basis certain summary financial information relating to the Transactions to any professional advisor, and (b) the Holder may disclose information otherwise necessary in order to enforce the terms of this Agreement or defend against any claim made under this Agreement. The obligation of the Holder and its Affiliates under this Section 7.2 shall not apply to information which: (i) is or becomes publicly known without breach of the commitment provided for in this Section 7.2; (ii) is available from a third-party not under an obligation to keep such information confidential; or (iii) is required to be disclosed by Law, provided, however, that in any such case under this clause (iii), the Holder shall notify the Purchaser as early as reasonably practicable prior to disclosure to allow the Purchaser to take appropriate measures to preserve the confidentiality of such information.
7.3    Injunctive Relief. The Holder acknowledges that any breach or threatened breach of the provisions of Section 7.2 of this Agreement will cause irreparable injury to the Business, the Purchaser, the Parent and/or the respective Subsidiaries and Affiliates of the Purchaser and the Parent for which an adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach, the Purchaser, the Parent and/or their respective Subsidiaries and Affiliates shall be entitled, in addition to the exercise of other remedies, to seek and (subject to court approval) obtain injunctive and other equitable relief, restraining the Holder and/or its Affiliates from committing such breach or threatened breach. In addition, the prevailing party in the final, non-appealable determination of any Action to enforce any rights (other than the right to obtain injunctive relief) under any provision of such sections shall be entitled to recover all reasonable, out-of-pocket attorneys’ fees and costs incurred by such prevailing party in connection with such action. The rights provided under this Section 7.3 shall be in addition to, and not in lieu of, any other rights and remedies available to the Purchaser, the Parent and/or their respective Subsidiaries and Affiliates.
7.4    Consents. Nothing in this Agreement shall be construed as an attempt to assign any contract, agreement, License, guaranty, warranty, franchise or claim included in the Transferred Assets which is by its terms or by Law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by the Company and/or the Holder would, as a matter of law, pass to the Purchaser as an incident of the assignments provided for by this Agreement. In order, however, to provide the Purchaser the full realization and value of every contract, guaranty, warranty, franchise and claim of the character described in the immediately preceding sentence, the Holder agrees that after the Closing, it will, at the request and under the direction of the Purchaser, in the name of the Holder or otherwise as the Purchaser shall specify, take commercially reasonable actions (a) to assure that the rights of the Holder and/or the Company under such contracts, guaranties, warranties, franchises and claims shall be preserved for the benefit of the Purchaser and (b) to facilitate receipt of the consideration to be received by the Holder and/or the Company in and under every such contract, agreement, guaranty, warranty, franchise or claim, which consideration shall be held for the benefit of, and shall be delivered to, the Purchaser.
7.5    Collection of Assets; Accounts Receivable Payment. At and after the Closing, the Purchaser shall have the right and authority to collect all Accounts Receivable and other items transferred and assigned to it by the Holder hereunder and to endorse with the name of the Holder any checks received on account of such Accounts Receivable or other items and the Holder agrees that it will promptly transfer or deliver to the Purchaser from time to time any cash or other property that the Holder may receive with respect to any claims, contracts, licenses, leases, commitments, sale orders, purchaser orders, receivables of any character or any other items included in the Transferred Assets. If any party hereto (or any Affiliate thereof) at any time receives any funds from any third party that are properly payable to another party hereto (including any payments with respect to the

Accounts Receivable), the party hereto receiving such funds shall promptly remit such funds to the party hereto entitled to such funds.
7.6    Use of Marks. The Holder agrees that, as of the Closing Date, the Holder shall promptly cease to use, and not permit any of its Affiliates or authorize any other Person to use, in any manner (including on the Internet, or as a company name or d/b/a in any sales literature, sales material or in connection with any products or services or otherwise) all Marks included in the Transferred Assets and/or any Mark similar thereto or derived therefrom.
7.7    Grant of Put Right.
(a)    Subject to the terms in this Section 7.7, the Parent hereby irrevocably grants and issues to the Holder the right and option (the “Put Right”), exercisable by the Holder in its sole and absolute discretion (but which such exercise shall be irrevocable once exercised subject to the terms of this Section 7.7) by providing written notice to the Parent not later than October 21, 2016 (the “Put Notice”), to cause and irrevocably require the Parent to purchase from the Holder, and the Holder to sell to the Parent, all (but not less than all) of the Consideration Shares on November 1, 2016 for an aggregate purchase price equal to $1,450,575.12 and otherwise in accordance with the terms of the Put Purchase Agreement (as defined below); provided, however, that the Holder shall not have the right to exercise its Put Right or enforce its rights under this Section 7.7 in the event of the consummation of the first underwritten public offering of the shares of the Parent or its Affiliate under the Securities Act or the laws of the jurisdiction of the related exchange. In the event that the Holder fails to deliver the Put Notice on or prior to October 21, 2016, the Holder shall be deemed to have irrevocably waived its right to exercise the Put Right.
(b)    Following delivery of a Put Notice by the Holder to the Parent, the Holder and the Parent shall negotiate in good faith to agree on a purchase agreement reasonably satisfactory to such parties, which purchase agreement shall include customary provisions regarding the sale of equity from one party to another, including representations and warranties regarding ownership, authority and conflict (a “Put Purchase Agreement”). Notwithstanding anything in this Section 7.7 to the contrary, upon execution and delivery of the Put Purchase Agreement, the terms of the Put Purchase Agreement shall supersede the terms of this Section 7.7 and in the event of any conflict between the terms of this Section 7.7 and the Put Purchase Agreement, the Put Purchase Agreement shall control, provided that the Parent and the Holder will remain obligated to the terms.
7.8    Registration Rights. The Holder and the Parent acknowledge and agree that the provisions set forth in Sections 2.2, 2.3(b}, 2.4 — 2.8 and 2.11 — 2.13 (and the related definitions) of that certain Investors’ Rights Agreement, dated as of August 28, 2015, by and between the Parent and CPH TU, LP (the “Investors’ Rights Agreement”), are hereby incorporated by reference as if set forth in their entirety herein as if the Holder hereunder were a “Holder” with respect to such sections under the Investors’ Rights Agreement.
7.9    Further Assurances. At any time and from time to time after the Closing Date, the parties hereto shall (a) furnish upon reasonable request to each other such information, documents, instruments of transfer or assignment, files and books and records, (b) promptly execute, acknowledge, and deliver any such documents, instruments of transfer or assignment, files and books and records, and (c) do all such further acts and things, as such other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein. The Holder shall use its commercially reasonable efforts to avoid the entry of, or have vacated or terminated, any injunction, decree, Order, or judgment that would restrain, prevent, or delay the consummation of the Transactions, including defending through litigation on the merits any claim asserted by the Company or any third party relating to the Disposition or the Acquisition.
8.    Survival of Representations and Warranties and Other Obligations; Indemnification.
8.1    Survival of Representations and Warranties and Other Obligations. Except as otherwise set forth in this Section 8.1, (a) all of the representations and warranties of the Holder, the Purchaser and the Parent contained in this Agreement or any other agreement, schedule or certificate delivered by the Holder, the Purchaser or the Parent pursuant to this Agreement, (b) the obligations of the Holder to the Purchaser Indemnified Parties under Section 8.2(a)(i)-(iv), and (c) the obligations of the Purchaser and the Parent to the Holder Indemnified Parties under Section 8.2(b), shall survive for twenty-four (24) months after the Closing Date. If a party hereto determines that there has been a breach by any other party hereto of any such representation or warranty or other obligation of the Holder, the Purchaser or the Parent and notifies the breaching party in writing prior to the expiration of the survival period applicable to such representation and warranty or other obligation (which notice shall identify the nature of such claim with reasonable specificity and such party’s reasonable estimate of the value of such claim), such representation or warranty or other obligation and liability therefor shall survive, but only with respect to the specified breach or other obligation which is specified in such notice, until such breach has been resolved, but no party shall have any liability after such twenty-four (24) month period for any alleged breaches of representations and warranties or other obligation not specifically specified in a writing delivered within such twenty-four (24) month period. Notwithstanding any term in this Section 8.1, (a) claims related to any intentional misrepresentation or fraud by the Holder, the Purchaser or the Parent in connection with this Agreement and the Transactions shall survive until the date that is sixty (60) days after the expiration of the respective applicable statute of limitations for such item, (b) the obligations of the Holder to the Purchaser Indemnified Parties with respect to Intellectual Property Damages shall survive for twelve (12) months after the Closing Date, (c) the obligations of the Holder to the Purchaser Indemnified Parties with respect to Lost Profit Damages shall survive for six (6) months after the Closing Date, (d) the representations and warranties contained in Sections 3.2 (Organization and Standing), 3.3 (Authority for Agreement), 3.9 (Brokers or Agents), 3.11 — 3.18 (Purchase Entirely for Own Account: Disclosure of Information; Restricted Securities; No Public Market; Accredited Investor: No General Solicitation; Risks; Information) 4.1 (Organization and Authority) and 4.2 (Brokers or Agents) shall survive indefinitely and (e) the obligations of the Holder to the Purchaser Indemnified Parties with respect to Stroock Damages and the Tax Damages shall survive for five (5) years.

8.2    Indemnification.
(a)    Indemnification by the Holder. Subject to the limitations set forth in this Section 8, from and at all times after the Closing Date, the Holder shall indemnify the Purchaser, its Affiliates, and their directors, officers, managers, shareholders, members, partners, employees, agents, representatives, successors and permitted assigns (the “Purchaser Indemnified Parties”) and save and hold each of them harmless from and against and pay on behalf of or reimburse the Purchaser Indemnified Parties as and when incurred for any and all liabilities, obligations, demands, claims, actions, suits, proceedings, investigations, causes of action, assessments, judgments, losses, costs, damages, deficiencies, taxes, fines or expenses (whether or not arising out of third party claims), including, without limitation, interest, penalties, reasonable attorneys’ fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Damages”), which any Purchaser Indemnified Party may suffer or incur to the extent resulting from or arising out of:
(i)    any misrepresentation, breach or inaccuracy of any representation or warranty of the Holder under Section 3 of this Agreement or in any agreement, schedule or certificate delivered or to be delivered by or on behalf of the Holder to the Purchaser or the Parent pursuant thereto;
(ii)    any nonfulfillment, breach or violation of any covenant or agreement on the part of the Holder under this Agreement;
(iii)    the inability of the Purchaser to lawfully conduct the Q Inside Micro Business;
(iv)    any Action by or on behalf of the Company, the Company’s subsidiaries or any holders of equity or debt of the Company or any of the Company’s subsidiaries with respect to (“Company Actions”) (A) the Disposition. (B) the Acquisition, (C) the Transactions, this Agreement, any other Transaction Document or agreement contemplated hereby and/or the Transactions or otherwise in connection with the sale of the Transferred Assets by the Holder to the Purchaser;
(v)    any infringement or other violation of Intellectual Property rights, or requirement that a Purchaser Indemnified Party make a material payment to a third party holding Intellectual Property, in connection with the conduct of the Q Inside Micro Business by a Purchaser Indemnified Party (the “Intellectual Property Damages”);
(vi)    any liability or obligation with respect to the Stroock Claim (the “Stroock Damages”);
(vii)    any liability or obligation with respect to any claims by a Government Authority with respect U.S. Federal income Taxes owed by or on behalf of the Company, the Company’s Affiliates, the Business, the Holder or the Holder’s Affiliates (the “Tar Damages”); and

(viii)    lost profits or royalties regarding sales of products covered by the Q Inside Micro Business to parties other than the Purchaser and its subsidiaries and Affiliates as a result of prior grants by or on behalf of the Company or its Subsidiaries of licenses or other rights to such third parties regarding the development, production, sale or licensing of products covered by the Q Inside Micro Business (the “Lost Profit Damages”).
(b)    Indemnification by the Purchaser and the Parent with respect to the Holder. Subject to the limitations set forth in this Section 3, from and at all times after the date of this Agreement, the Purchaser and the Parent shall, jointly and severally, indemnify the Holder and its managers, officers, members, employees, agents, representatives, successors and permitted assigns (the “Holder Indemnified Parties”) and save and hold each of them harmless from and against and pay on behalf of or reimburse the Holder Indemnified Parties as and when incurred for any and all Damages which any Holder Indemnified Party may suffer or incur to the extent resulting from or arising out of:
(i)    any misrepresentation, breach or inaccuracy of any representation or warranty of the Purchaser or the Parent under this Agreement or in any agreement, schedule or certificate delivered or to be delivered by or on behalf of the Purchaser or the Parent to the Holder pursuant to this Agreement; and
(ii)    any nonfulfillment, breach or violation of any covenant or agreement on the part of the Purchaser or the Parent under this Agreement.
(c)    Dollar Limitations.
(i)    Holder. The maximum aggregate liability of the Holder to the Purchaser Indemnified Parties under this Agreement shall be One Million Dollars ($1,000,000.00); provided, however, that the maximum aggregate liability of the Holder to the Purchaser Indemnified Parties regarding Lost Profit Damages shall be Two Hundred Fifty Thousand Dollars ($250,000).
(ii)    Purchaser and Parent. The maximum aggregate liability of the Purchaser and the Parent to the Holder Indemnified Parties under this Agreement shall be One Million Dollars ($1,000,000.00).
(iii)    For the avoidance of doubt, this Section 8 shall not apply to any breach or default under any of the other agreements among the parties hereto.
(d)    Limitations on Lost Profit Damages. Notwithstanding anything to the contrary contained herein, the Purchaser Indemnified Parties shall not be entitled to indemnification from the Holder for Exclusive Property Damages with respect to any Person that, to the actual knowledge of Juan Jose Chacon Quires, Nicholas Lewin, Rudy Mazzocchi or Luis Manuel Gutierrez on the date hereof, had any contractual rights that would result in such Lost Profit Damages.

(e)    Right to Indemnification. The waiver of any condition based on the accuracy of any warranty or. representation, or on the performance of or compliance with any covenant or agreements, will not affect the right to indemnification or any other remedy based on such warranties, representations, covenants and agreements.
8.3    Tax Consequences. Any indemnity payment made under Section 8 with respect to a breach by the Holder with respect to the Purchaser or the Purchaser with respect to the Holder shall be deemed to be an adjustment in the Purchase Price, unless a contrary treatment is required under applicable Law.
8.4    Guaranty on behalf of Holder. By joining in this Agreement, Magna Holdings LLC, a Delaware limited liability company (“Guarantor”), guarantees to the Purchaser Indemnified Parties the full and prompt payment and performance (not just collection) by the Holder of all of the Holder’s covenants and obligations under this Agreement and any ancillary agreements, and further agrees to be bound by the obligations pursuant to Section 7 as if Guarantor were the Holder. If Guarantor is obligated under Section 8.2 or the Holder does not perform a covenant or obligation under this Agreement or any ancillary agreement, the Guarantor shall promptly perform the covenant or obligation. This guaranty of Guarantor is an absolute, irrevocable, primary, continuing, unconditional, and unlimited guaranty of performance and payment subject to and within the limitations of this Agreement, and is not a guaranty of collection. This guaranty shall remain in full force and effect (and shall remain in effect notwithstanding any amendment to this Agreement) for Guarantor until all of the obligations of the Holder have been paid, observed, performed, or discharged in full.
8.5    Sole and Exclusive Remedy. The parties hereto agree and acknowledge that, except in the case of intentional misrepresentation, fraud or intentional or willful breach of this Agreement, the rights to indemnification provided for in Section 7.1 and this Section 8 shall be the sole and exclusive remedy (regardless of the theory or cause of action pled) for monetary damages of the Holder Indemnified Parties on the one hand, or the Purchaser Indemnified Parties, on the other hand, as the case may be, after the Closing for and with respect to any misrepresentation, breach or inaccuracy of any representation or warranty of a party hereto and for any nonfulfillment, breach or violation of any covenant or agreement contained in this Agreement by a party hereto, and each party to this Agreement hereby waives to the fullest extent permitted by law, any other rights or remedies that may arise under any applicable Law in connection therewith; provided, however, that nothing herein will limit in any way any party’s rights hereunder or otherwise, to specific performance, injunctive relief or other non-monetary equitable relief.
9.    Terms Defined. As used herein, the following terms have the respective meanings set forth below or set forth in the referenced Section of this Agreement:
“Accounts Receivable” — means the accounts receivable, and any other accounts, notes and other receivables related to the Business, determined in accordance with GAAP, that make up the Transferred Assets.
“Action” — means suit, claim, action, arbitration, proceeding or investigation.

“Affiliate” — means, with respect to any specified Person, a Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract, agreement or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Business Day” — means a day other than a Saturday, a Sunday or a day on which the national banks located in New York, New York are required by Law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.
“Holder’s Knowledge” — and words or phrases of similar import means actual knowledge of Marc Manuel and Andrew Reggev.
“Excluded Assets” — means (a) the Holder’s rights in, to and under the Transaction Documents and (b) cash and cash equivalents not related to the Business, wherever located.
“Excluded Liabilities” — means all liabilities and obligations of the Company or the Holder or their respective Affiliates (or otherwise relating to the Company, the Holder, their respective Affiliates, the Business or the Transferred Assets), including all liabilities and obligations:
(a)    in respect of any Action involving the Company, the Holder or related to the Business or any Transferred Asset arising on or prior to the Closing Date (whether asserted or commenced before or after the Closing Date);
(b)    relating to the Excluded Assets;
(c)    relating to obligations of the Holder under this Agreement or any other Transaction Document;
(d)    relating to a Company Action;
(e)    relating to Liens on the Transferred Assets arising on or before the Closing Date;
(f)    any amounts payable for fees or expenses incurred by the Holder in respect to this Agreement, any other Transaction Document or agreement contemplated hereby and/or the Transactions, the Disposition or the Acquisition;
(g)    any liabilities or Actions pending against the Holder as of the Closing Date, whether or not set forth in the Disclosure Schedules hereto, or any Actions commenced after the Closing Date and arising out of, or relating to, any occurrence or event happening prior to the Closing Date; and

(h)    any amounts payable by the Holder or any Affiliate of the Holder.
“Governmental Authority” — means any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.
“GAAP” — shall mean United States generally accepted accounting principles as in effect on the date or for the period with respect to which such principles are applied.
“Intellectual Property” — means all proprietary information (whether or not protectable by patent, copyright, trademark or trade secret rights) and intellectual property rights throughout the world, including, without limitation, all trade names, trademarks (including common-law trademarks), service marks, domain names, web addresses, websites, social media accounts, art work, packaging, plates, emblems, brands, logos, insignia, works of authorship, and copyrights, and their registrations, applications and renewals, and all goodwill associated therewith, and all of their content and data, all domestic and foreign patents and patent applications, all moral, common law and economic rights of authors and inventors, all technology, know-how, show-how, inventions, discoveries, trade secrets, processes, formulae, drawings, designs, schematics, specifications, algorithms, systems, forms, technical and business information, data, databases, computer programs and software, object and source code, product information and development work-in-progress and all documentary evidence of any of the foregoing, all licenses, sublicenses or like agreements for any of the foregoing, and all other intellectual property or proprietary rights.
“Inventory” — means and includes goods owned and held with respect to the Business for sale, lease or resale or furnished or to be furnished under contracts for services, and raw materials, goods’ in process, materials, component parts and supplies used or consumed, or held for use or consumption, in the Business (including all components, merchandise, raw materials, work in progress and finished goods), which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at suppliers’ premises on consignment, in each case, which are used or held for use in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights against suppliers of such inventories.
“Law” — means any non-U.S. or U.S. federal, state or local law (including common law), statute, rule, regulation or Order.
“Lien” — means any mortgage, lien, option, encumbrance, assignment, restriction, pledge, claim, security interest, hypothecation, adverse claim, easement, encroachment, right of way, burden, title defect, title retention agreement, voting trust agreement, right of first refusal, preemptive right, put, call, restriction on transfer, charge or other encumbrance, restriction or limitation.

“Marks” — mean trademarks, service marks, certification marks, trade dress, logos, trade names, slogans, Internet domain names and corporate names, all registrations, applications and renewals for any of the foregoing, and all goodwill associated with the foregoing.
“Order” — means any order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent, that is enacted, issued, promulgated, enforced or entered by any Governmental Authority of competent jurisdiction.
“Permitted Liens” — means (i) statutory Liens for current taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Holder and for which adequate reserves have been taken; and (ii) statutory mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent.
“Person” — means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated organization, or a government or agency or political subdivision thereof.
“Property” — means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“O Inside Micro Business” — means the right, free and clear of any payment obligation or other Liens (other than Permitted Liens), to (a) develop and produce Q Inside Micro transponders, including improvements thereto, (b) sell, or license to third parties the right to sell, Q Inside Micro transponders, including improvements thereto, to third parties and to the Purchaser’s subsidiaries and Affiliates, and (c) transfer, license and assign the Intellectual Property underlying the Q Inside Micro transponders, including improvements thereto, to a third party necessary for such third party to conduct the Q Inside Micro Business, including taking the actions described in clauses (b) and (c) of this definition.
“Stroock Claim” — means any claims by or on behalf of Stroock & Lavan LLP or its successors or assigns with respect to amounts owed thereto by or on behalf of the Company, the Company’s Affiliates, the Business, the Holder or the Holder’s Affiliates
“Subsidiary” — means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which fifty percent (50%) or more of the total voting equity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company, the Holder, the Purchaser or the Parent, as the context may require.
“Transaction Documents” — means this Agreement and any agreement contemplated hereby.

“Transactions” — means the transactions contemplated by this Agreement or any other Transaction Document.
“Transferred Assets” — means the Holder’s rights, title and interest in, to and under all assets, rights and properties of relating to the Company or the Business (whether real, personal or mixed, tangible and intangible, and of every kind, character and description), which were, or will be, acquired by the Holder or any of its Affiliates pursuant to the Disposition and the Acquisition (other than the Excluded Assets), including the Holder’s rights in, to and under the following assets, rights and properties of relating to the Company or the Business, in each case to the extent existing as of the Closing Date:
(a)    Inventory. All Inventory;
(b)    Tangible Personal Property. In addition to the Inventory described in the definition hereof, all equipment, vehicles, furniture, fixtures, machines, hardware, networks, office materials and supplies, spare parts and other tangible personal property of every kind and description owned, leased or subleased as of the date of this Agreement by the Holder and used, or held for use, in the conduct of the Business at the locations at which the Business was conducted or at suppliers’ premises or customers’ premises on consignment, and any additions, improvements, replacements, and alterations thereto made on or prior to the Closing Date;
(c)    Contracts. All written agreements, contracts, instruments, documents, leases, Licenses, assignments or other business or commercial arrangements (in each case, including any extension, renewal, amendment or other modification thereof) relating to the Business or otherwise;
(d)    Proprietary Rights. All Intellectual Property related to the Business, and all goodwill associated therewith, together with all rights to collect income, royalties, damages, products, proceeds and payments due or payable with respect to the foregoing, including all claims against third parties for past, present or future infringements or misappropriations thereof or other conflicts therewith, and the right to sue and recover for past, present or future infringements or misappropriations of or other conflicts with any of the foregoing, the right to recover damages or lost profits in connection therewith, and all corresponding rights throughout the world (collectively, the “Proprietary Rights”);
(e)    Files and Records. All files, data and other records of that relate to the Business or otherwise, including all lists and records pertaining to customers, suppliers, distributors, personnel and agents, all related books, records, accounts, canceled checks and payment records;
(f)    Prepaid Items. Deposits and other similar assets related to or made in connection with any of the Transferred Assets as well as prepayments and all other prepaid expenses of the Business or otherwise;
(g)    Accounts Receivable. All Accounts Receivable;

(h)    Licenses. All licenses, permits, franchises, certificates, and other authorizations issued by any Governmental Authority issued to or held with respect to the Business, including all applications therefor and all renewals, extensions, or modifications thereof and additions thereto, together with unemployment compensation, worker’s compensation and other credits, reserves or deposits with applicable Governmental Authorities (collectively, the “Licenses);
(i)    Communications. All transferable telephone exchange numbers, the right to receive and retain mail and other communications and collections, including the right to retain mail and communications from distributors, agents and all others, in each case relating to the Business;
(j)    Warranties. All rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with new materials, components, inventories or products sold to or services provided with respect to the Business, or affecting the property, machinery or equipment used in the conduct of the Business or any Transferred Asset;
(k)    Claims. All claims, deposits, prepayments, warranties, guaranties, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature related to, or in connection with, the Business or any Transferred Asset;
(l)    Certifications. All certifications, ratings, listings and similar rights or benefits obtained from any customer, product certification organization or Governmental Authority related to, or in connection with, the Business or the Transferred Assets;
(m)    Name. The rights to the name “Q Inside” or any derivation therefrom.
(n)    Other Assets. All other property owned by the Holder, or as to which the Holder has any right (irrespective of title), in each case, related to the Business, on the Closing Date, other than the Excluded Assets; and
(o)    Goodwill. All of the Holder’s goodwill in, and going concern value of, the Business or otherwise associated with any of the foregoing.
10.    Miscellaneous.
10.1    Entire Agreement. This Agreement and the other Transaction Documents, documents, agreements and instruments delivered pursuant hereto and thereto (together with the recitals, the schedules and exhibits hereto) embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.
10.2    Fees and Expenses. Except as otherwise expressly provided in this Agreement, the Purchaser and the Parent, on the one hand, and the Holder, on the other hand, each will pay all of their own fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, accountants, brokers or other representatives and consultants and appraisal fees, costs and expenses) in connection with the preparation and negotiation of this Agreement and the other Transaction Documents and the Transactions.
10.3    Amendments and Waivers. This Agreement and the other Transaction Documents shall not be assigned by operation of law or otherwise; provided, however, that the Purchaser and the Parent may assign their respective rights and obligations to, Holder may assign its rights to, any Subsidiary or Affiliates (unless to do so would restrict or delay the consummation of the Transactions), but no such assignment shall relieve any party of its obligations hereunder. Notwithstanding the foregoing, any party may waive on its behalf any term, condition or covenant intended for its benefit by written consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
10.4    Successors and Assigns. The Holder may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Purchaser. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of the parties hereto.
10.5    Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, overnight courier or given by electronic facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the. sending of such facsimile transmission), or mailed by first class, certified or registered mail, return receipt requested, postage prepaid:
If to the Holder, to:
Magna Equities I, LLCc/o Magna
40 Wall Street
New York, New York 10005
Email: Marc.Manuel@Mag.na
Attention: Marc Manuel
or at such other address as may be furnished in writing by the Holder to the Purchaser;
with a copy to:
Kelley Drye•& Warren LLP
Telephone: 212-808-7540
101 Park Avenue
New York, NY 10178
Attention: Michael Adelstein

If to the Purchaser, to:
JAMM Technologies, Inc.
c/o Establishment Labs S.A.
B15 Coyol Free Zone
Alajuela, 20113
Costa Rica
Attention: Chief Executive Officer
or at such other address as may be furnished in writing by the Purchaser to the Holder;
with a copy to:
McDermott Will & Emery, LLP
28 State Street
Boston, MA 02109
Facsimile: 617-321-4612
Email: bbunn@mwe.com
Attention: Brian M. Bunn
Except as otherwise provided in this Agreement, all notices and communications hereunder shall be deemed to have been duly given (a) when transmitted by electronic or facsimile transmission and confirmed, (b) when personally delivered or, (c) in the case of a mailed notice, five (5) days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.
10.6    Counterparts. This Agreement may be executed in two or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail in PDF or similar format shall be effective as delivery of a mutually executed counterpart to this Agreement.
10.7    Headings; Gender. The headings of the sections, subsections and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement. Wherever reference is made herein to the male, female or neuter genders, such reference shall be deemed to include any of the other genders, as the context may require.
10.8    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the parties hereto shall amend or otherwise modify this Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the Parties to the maximum extent permitted by applicable Law.

10.9    Specific Performance. The parties hereto acknowledge and agree that any party hereto would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any party may be entitled, at law or in equity, such party shall also be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.
10.10    Third Party Beneficiaries. Except as otherwise expressly provided herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement, any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.
10.11    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
10.12    Dispute Resolution.
(a)    The parties hereto agree, on behalf of themselves, the Holder Indemnified Parties and the Purchaser Indemnified Parties, that any legal Action based on or arising out of this Agreement or for recognition and enforcement of any judgment in respect thereof brought by a party hereto, a Holder Indemnified Party or a Purchaser Indemnified Party, or their respective successors or assigns (other than a dispute governed by Section 7.3 or Section 10.9, which shall be available to all parties hereunder) (a “Dispute”}, shall first be submitted to mediation according to the Commercial Mediation Procedures of the American Arbitration Association (“AAA”) (see www.adr.org). Such mediation shall be attended on behalf of each party for at least one (1) session by a senior executive of the Holder (on behalf of itself and the Holder Indemnified Parties) and a senior executive of the Purchaser (on behalf of itself, the Parent and the Purchaser Indemnified Parties) with authority to resolve the Dispute. Any period of limitations that would otherwise expire between the initiation of mediation and its conclusion shall be extended until twenty (20) days after the conclusion of the mediation.
(b)    Any Dispute not resolved by mediation within forty-five (45) days of notice by one party to the other of the existence of a Dispute (unless the parties agree in writing to extend that period) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the AAA (“AAA Rules”; see www.adr.org,} and the Federal Arbitration Act, 9 U.S.C. § 1 et seq. The arbitration shall be conducted in New York, New York, by one arbitrator appointed in accordance with the AAA Rules.
(c)    The arbitrator shall follow the ICDR Guidelines for Arbitrators Concerning Exchanges of Information in managing and ruling on requests for discovery. The arbitrator, by accepting appointment, undertakes to exert her or his best efforts to conduct the process so as to issue an award within eight (8) months of her or his appointment, but failure to meet that timetable shall not affect the validity of the award.
(d)    The arbitrator shall decide the Dispute in accordance with the substantive law of Delaware and shall not award any damages, fees, cost, expenses or any other amounts that the parties have agreed to exclude pursuant to this Agreement. The award of the arbitrator may be entered in any court of competent jurisdiction.
10.13    Publicity. Except as required by applicable Law, no publicity, release, disclosure or announcement of or concerning this Agreement or the Transactions shall be issued by the Holder or any of its Affiliates without the advance written consent of the Purchaser; provided, however, that the Holder and its Affiliates shall be permitted to make disclosures concerning this Agreement to their accountants, attorneys and financial advisors. In the event that the Holder or one of its Affiliates is required by applicable Law to make a release or announcement, the Holder shall, or shall cause its Affiliate to, provide the Purchaser with a reasonable opportunity to review such release or announcement before such release or announcement is made.
10.14    References.
(a)    When a reference is made in this Agreement to a Section, subsection, Exhibit or Schedule, such reference shall be to a Section, subsection, Exhibit or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement, in any schedules and in the table of contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit or Schedule, including the Disclosure Schedules, and not otherwise defined shall have the meaning given to such term in this Agreement. Unless the context clearly requires otherwise, whenever the words “include”, “includes”, “including”, “such as” or terms of similar meaning are used in this agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof’, “herein”, “hereby” and “hereunder” and terms of similar meaning when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if. The definitions contained in this Agreement are applicable to the singular as well as to the plural forms of such terms. Any agreement or instrument defined or referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns. Pronouns of one gender shall include all genders. All accounting conventions shall be consistent with GAAP unless otherwise specified. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement. All references to “Dollars” or “$” shall be to United States Dollars unless otherwise specified.
(b)    The Exhibits and Schedules to this Agreement are a material part of this Agreement. The Purchaser and the Parent acknowledge and agree that (i) any information set forth in one Section of the Disclosure Schedule will be deemed to apply to each other Section or subsection of this Agreement, so long as such disclosure is specifically cross referenced or in sufficient detail to enable a reasonable reader to identify its applicability to the relevant provision in this Agreement, (ii) notwithstanding anything in this Agreement to the contrary, the inclusion of an item in such schedule as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance, and (iii) the information and disclosures contained in the Disclosure Schedules are intended only to qualify and limit the representations, warranties and covenants of the Holder contained in the Agreement, and will not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants. Capitalized terms used in the Disclosure Schedule and not otherwise defined therein have the meanings given to them in this Agreement.
10.15    Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including, without limitation, any violation of Law or breach of contract).
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IN WITNESS WHEREOF, the undersigned have hereunto set their hands under seal as of the day and year first above written.

PURCHASER:

JAMM TECHNOLOGIES, INC.

Signature:	/s/ Juan Jose Chacon
Name:	Juan Jose Chacon
Title:	President

PARENT:

Signature:	/s/Juan Jose Chacon
Name:	Juan Jose Chacon
Title:	CEO

HOLDER:

MAGNA EQUITIES I, LLC

Signature:	/s/ Marc Manuel
Name:	Marc Manuel
Title:	Managing Director

GUARANTOR (to the extent described in this Agreement)

MAGNA HOLDINGS LLC

Signature:	/s/ Joshua Sason
Name:	Joshua Sason
Title:	Managing Member

[Signature Page to Asset Purchase Agreement]